As filed with the Securities and Exchange Commission on April 18, 2023

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York	16-0968385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One M&T Plaza

Buffalo, New York 14203

(Address of Principal Executive Offices, including zip code)

M&T BANK CORPORATION 2019 EQUITY INCENTIVE COMPENSATION

PLAN (AMENDED AND RESTATED EFFECTIVE AS OF APRIL 18, 2023)

(Full title of the plan)

Laura P. O’Hara, Esq.

Senior Executive Vice President and Chief Legal Officer

M&T Bank Corporation

One M&T Plaza

Buffalo, New York 14203

(716) 842-5445

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Craig M. Fischer, Esq.

Hodgson Russ LLP

The Guaranty Building

140 Pearl Street, Suite 100

Buffalo, New York 14202-4040

(716) 848-1266

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 3,500,000 shares of common stock, par value $0.50 per share (“Common Stock”), of M&T Bank Corporation (the “Corporation”), which may be issued pursuant to awards under the M&T Bank Corporation 2019 Equity Incentive Compensation Plan (amended and restated effective as of April 18, 2023) (the “Plan”), the addition of which was approved by the Corporation’s shareholders as part of the amendment and restatement of the Plan at the Company’s annual meeting of shareholders held on April 18, 2023. The Corporation previously filed with the Securities and Exchange Commission (the “SEC”), on May 3, 2019, a registration statement on Form S-8 (SEC File No. 333-231217) (the “Prior Registration Statement”) registering shares of Common Stock under the Plan. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement to the extent not replaced hereby.

The M&T Bank Corporation 2019 Equity Incentive Compensation Plan (amended and restated effective as of April 18, 2023) filed herewith as Exhibit 4.1 replaces the Exhibit 4.1 previously filed with the Prior Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to Plan participants as specified by Rule 428(b)(1) promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Corporation with the SEC are incorporated by reference into this Registration Statement:

(a)	The Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 22, 2023;

(b)	The Corporation’s Current Reports on Form 8-K filed with the SEC on January 3, 2023, January 18, 2023, and January 27, 2023:

(c)	The Corporation’s Proxy Statement on Schedule 14A filed with the SEC on March 7, 2023; and

(d)	The description of the Common Stock contained in the Registration Statement on Form 8-A, filed by the Corporation on May 20, 1998, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by Exhibit 4.2 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on February 22, 2023, including any subsequent amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the date of the filing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	M&T Bank Corporation 2019 Equity Incentive Compensation Plan (amended and restated effective as of April 18, 2023), incorporated by reference to Appendix B to the Proxy Statement of M&T Bank Corporation, dated March 7, 2023 (File No. 001-09861).

5.1*	Opinion of Hodgson Russ LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Hodgson Russ LLP, included in the opinion filed as Exhibit 5.1 hereto.

24.1*	Power of attorney, included in signature page hereto.

107.1*	Filing Fee Table.

*	Filed herewith

Item 9.	Undertakings.

(a) Rule 415 Offering

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings Incorporating Subsequent Exchange Act Documents By Reference

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on April 18, 2023.

M&T BANK CORPORATION
By:	/s/ René F. Jones
Name: René F. Jones Title: Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of M&T Bank Corporation, a corporation organized under the laws of the State of New York, hereby severally constitute and appoint René F. Jones, Darren J. King, Laura P. O’Hara and Kristy Berner, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to execute and sign for us and in our names in the capacities indicated below to any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 18, 2023.

Signature	Title

/s/ René F. Jones	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and Director
René F. Jones

/s/ Darren J. King	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Darren J. King

/s/ Michael R. Spychala	Executive Vice President and Controller (Principal Accounting Officer)
Michael R. Spychala

/s/ John P. Barnes	Director
John P. Barnes

/s/ Robert T. Brady	Vice Chairman of the Board and Director
Robert T. Brady

/s/ Carlton J. Charles	Director
Carlton J. Charles

/s/ Jane Chwick	Director
Jane Chwick

/s/ William F. Cruger, Jr.	Director
William F. Cruger, Jr.

/s/ T. Jefferson Cunningham III	Director
T. Jefferson Cunningham III

/s/ Gary N. Geisel	Director
Gary N. Geisel

/s/ Leslie V. Godridge	Director
Leslie V. Godridge

/s/ Richard H. Ledgett, Jr.	Director
Richard H. Ledgett, Jr.

/s/ Melinda R. Rich	Director
Melinda R. Rich

/s/ Robert E. Sadler, Jr.	Director
Robert E. Sadler, Jr.

/s/ Denis J. Salamone	Director
Denis J. Salamone

/s/ John R. Scannell	Director
John R. Scannell

/s/ Rudina Seseri	Director
Rudina Seseri

/s/ Kirk W. Walters	Director
Kirk W. Walters

/s/ Herbert L. Washington	Director
Herbert L. Washington